UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2018

LONE STAR GOLD, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Drive, STE 1469, Cornelius, North Carolina	28031
(Address of Principal Executive Offices)	(Zip Code)

(704) 790-9799

(Registrant’s telephone number, including area code)

28325 Utica Road, Roseville, Michigan

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISRANT’S CERTIFYING ACCOUNTANT.

New Independent Accountants

On or about February 12, 2018, Lone Star Gold, Inc. (the “Company”) engaged Thayer O’Neal Company, LLC (the “New Accounting Firm”) as independent registered public accounting firm for the Company.

The Company has not consulted with the New Accounting Firm during our two most recent fiscal years or during any subsequent interim period prior to February 12, 2018 (the date of the New Accounting Firm’s appointment), regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that the New Accounting Firm concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In consideration of William Alessi’s appointment as officer and director described in Item 5.02, and incorporated by reference herein, on February 16, 2018, the Company issued Mr. Alessi 100,000 shares of common stock and 30,000,000 Class A Preferred Shares, with the rights of such preferred stock as described in Item 5.03 and incorporated by reference herein.

The issuance of such shares was made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation and the issuances did not involve a public offering.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The issuance of 30,000,000 shares of Class A Preferred Shares to Mr. Alessi described in Item 3.02 and incorporated by reference herein constituted a change in control of the Company as each share of Class A Preferred Shares entitles the holder thereof to 100 votes per share, and there were only 143,261,963 shares of common stock outstanding prior to the issuances. The issuances therefore constituted a change of control of the Company because Mr. Alessi had 100% of the Company’s duly authorized preferred stock at the time of issuance (equating to 3,000,000,000 votes). While the Company previously attempted to designate a series of preferred stock, the Series E Preferred Stock, on or about January 14, 2014, the Company believes that such attempted Series E Preferred Stock designation was invalid because (1) at such time no shares of preferred stock were authorized for issuance in the Company’s articles of incorporation, and (2) at such time, the Company’s Board of Directors did not have the authority to designate the rights of a series of preferred stock without shareholder approval. After the issuances to Mr. Alessi, Mr. Alessi had 100% of the Company’s Class A Preferred Shares and 0.07% of the Company’s common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 10, 2018, Angela Colette, the court-appointed receiver of the Company and sole officer and director of the Company, appointed William Alessi as President and Chief Executive Officer and director of the Company, and then resigned from all officer and director positions. Ms. Colette’s resignation was not the result of any disagreement with the Company.

Mr. Alessi, age 46, has been the Managing Director of Hybrid Titan Management, LLC since September 11, 2000. He was formerly the interim CEO of RMD Entertainment Group, Inc. from April of 2017 through October of 2017, and was the interim CEO of Land Star, Inc. from April of 2017 to December of 2017.

2

On February 12, 2018, the Company entered into an employment agreement with Mr. Alessi pursuant to which Mr. Alessi will receive a base salary of $30,100 per year payable at par value of $0.001 per share in a combination of preferred stock and common stock of the Corporation as follows: 30,000,000 shares of Class A Preferred Shares and 100,000 shares of common stock.

The foregoing description of Mr. Alessi’s employment agreement is qualified in its entirety by reference to the full text of the agreement, attached hereto as Exhibit 10.1, and incorporated by reference herein.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 9, 2018, the Company filed Amended and Restated Articles of Incorporation with the State of Nevada which authorized the issuance of 150,000,000 shares of common stock, and 30,000,000 shares of preferred stock, granted the Company’s Board of Directors the authority to designate the rights, preferences and limitations of a series of preferred stock, and designated a series of preferred stock, the Class A Preferred Shares, with each share of Class A Preferred Shares convertible into 100 shares of common stock and each share entitling the holder thereof to 100 votes. The foregoing description of the Amended and Restated Articles of Incorporation is qualified in its entirety by the text of such Articles, filed as Exhibit 3.1 hereto, and incorporated by reference in this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibit listed in the following Exhibit Index is filed as part of this report:

3.1	Amended and Restated Articles of Incorporation dated February 9, 2018

10.1	Employment Agreement with William Alessi dated February 12, 2018

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lone Star Gold, Inc.

Date: February 16, 2018	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

4